Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Board Approves Increase to 2026 Dividend Rate and Declares Quarterly Dividend
HOUSTON, TX, February 11, 2026 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 257 dealerships located in the U.S. and U.K., today announced its board of directors has approved an increase in the 2026 annual dividend rate to $2.20 per share. This represents an increase of 10%, or $0.20, from the 2025 annual dividend rate of $2.00 per share. Consistent with this increase, a $0.55 dividend per share will be payable on March 16, 2026, to stockholders of record as of March 2, 2026.
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 257 automotive dealerships, 318 franchises, and 32 collision centers in the United States and the United Kingdom that offer 36 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.
FORWARD-LOOKING STATEMENTS
All statements in this press release related to future, not past, events are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on our current expectations and assumptions regarding our business, the economy and other future conditions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com
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